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                                                                    EXHIBIT j(2)

                               CONSENT OF COUNSEL

                            Tax-Free Investments Co.

     We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Company" in the Statement of Additional Information for the Cash Reserve Portfolio of Tax-Free Investments Co., which is included in Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58286), and Amendment No. 35 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2731), on Form N-1A of Tax-Free Investments Co.

                                     /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                     ------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
July 23, 2002